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Exhibit 23.1
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                    Consent of Independent Public Accountants

          As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-83416.


/s/ Arthur Andersen

Baltimore, Maryland
June 7, 2002

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